Exhibit 99.12

CONSENT OF UBS SECURITIES LLC

Board of Directors

Redback Networks Inc.

300 Holger Way

San Jose, California 95134

Members of the Board:

We hereby consent to the references to UBS Securities LLC in the Registration Statement of Redback Networks Inc. on Form S-4 (File No. 333-107714) and in the Prospectus/Disclosure Statement of Redback Networks Inc., which is part of the Registration Statement, under the heading “The Prepackaged Plan of Reorganization—Going Concern Valuation”. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

UBS SECURITIES LLC

/s/    UBS SECURITIES LLC

San Francisco, California

October 6, 2003